Exhibit 10.2


                                    CONTENTS

Clause                                                                                           Page

1.       DEFINITIONS AND INTERPRETATION..............................................................1
2.       DIVIDEND PAYMENTS...........................................................................4
3.       PROVISION OF FINANCIAL STATEMENTS...........................................................4
4.       D&O INSURANCE...............................................................................5
5.       TAX SUPPORT.................................................................................5
6.       CONTINUATION OF SUPPLY AGREEMENT............................................................5
7.       COMPLETION AND ADDITIONAL AMOUNT............................................................5
8.       WARRANTIES..................................................................................7
9.       CONFIDENTIALITY.............................................................................7
10.      ANNOUNCEMENTS...............................................................................8
11.      TERMINATION.................................................................................8
12.      WAIVER OF RIGHT OF FIRST REFUSAL............................................................8
13.      ENTIRE DEED.................................................................................9
14.      ASSIGNMENT..................................................................................9
15.      COSTS.......................................................................................9
16.      SEVERABILITY................................................................................9
17.      COUNTERPARTS................................................................................9
18.      WAIVERS, RIGHTS AND REMEDIES...............................................................10
19.      NOTICES....................................................................................10
20.      GOVERNING LAW AND JURISDICTION.............................................................11

                                                                  EXECUTION COPY
                                                                  --------------


                                   14 MAY 2007




                               INDALEX UK LIMITED




                                   TIM STUBBS




                         ASIA ALUMINUM HOLDINGS LIMITED




         ===========================================================
                                      DEED
                      relating to the sale and purchase of
                  25.01 percent. of the issued share capital of
                           Asia Aluminum Group Limited

         ===========================================================



                         FRESHFIELDS BRUCKHAUS DERINGER

THIS DEED is made on 14 May 2007

BETWEEN:

(1) INDALEX UK LIMITED, a company incorporated under the laws of England and Wales with company number 188407, whose registered office is at Novar House, 24 Queens Road, Weybridge, Surrey KT13 9UX (Indalex);

(2) TIM STUBBS, an individual residing in the United States of America with his address at c/o 75 Tri-State International, Suite 450, Lincolnshire, IL 60069 (the Indalex Director); and

(3) ASIA ALUMINUM HOLDINGS LIMITED, a company incorporated under the laws of Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (AAHL).

(collectively, the Parties and each, a Party)

WHEREAS:

(A) Indalex is the legal and beneficial owner of 590,453 ordinary issued shares of US$0.01 each in the Company, representing 25.01 percent. of the issued share capital of the Company as at the date hereof (the Shares).

(B) Indalex has on or around the date hereof entered into a sale and purchase agreement (the Sale and Purchase Agreement) with Indalex Limited, a company subsisting under the federal laws of Canada, and OK Spring Roll Limited Partnership, a limited partnership formed under the laws of the Cayman Islands (the Purchaser), pursuant to which Indalex will sell and the Purchaser will purchase the Shares upon the terms and conditions set out therein.

(C) In consideration of Indalex's agreement to enter into the Sale and Purchase Agreement on the terms and conditions set out therein, AAHL has agreed to provide the undertakings, confirmations, acknowledgments and agreements set forth in this Deed.

IT IS AGREED as follows:

DEFINITIONS AND INTERPRETATION

1.1 In this Deed, unless the context otherwise requires, the following expressions shall have the following meanings:

Additional Amount has the meaning given to it in clause 7.2;

Business Day means a day (excluding Saturdays and Sundays) on which banks generally are open in New York, London and Hong Kong for the transaction of normal banking business;

Companies Ordinance means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

Company means Asia Aluminum Group Limited (formerly known as China Aluminum Group Holdings (BVI) Limited), a private company limited by shares incorporated in the British Virgin Islands;

Company Group means the Company and its subsidiaries;

Completion Date means the date on which completion of the Sale Transaction takes place in accordance with the provisions of the Sale and Purchase Agreement, and Completion shall be construed accordingly;

Costs means liabilities, losses, damages, costs (including legal costs) and expenses (including taxation), in each case of any nature whatsoever;

D&O Insurance has the meaning given to it in clause 4.1;

Dollars or US$ means United States dollars, the lawful currency of the United States of America;

Exchange Act means the United States Securities Exchange Act of 1934, as amended;

FY2006 Special Dividends means a special dividend in respect of the Shares for FY2006 in the amount of US$2,000,000;

Governmental Authority means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

Group means, in relation to a Party, such Party, its holding companies and subsidiaries from time to time;

Group Member means, in relation to a Party, any member of its Group;

Interest Rate means the rate per annum which is equal to the arithmetic mean (rounded upwards to the nearest whole multiple of one-sixteenth of one percent.) of the respective rates quoted by each of the banks whose rates appear on the relevant page of the Reuters screen (or if no such rate is displayed or such page ceases to be available, the relevant page of the Telerate screen on which is displayed the British Bankers' Association Interest Settlement Rate for Dollars) for the offering of Dollar deposits for a period of six months at or about 11.00 a.m. (London time) on the date on which payment of any sum under this Deed was due but not paid;

Longstop Date means 16 May 2007;

Sale Transaction means the sale and purchase of the Shares pursuant to the Sale and Purchase Agreement;

SEC means the Securities and Exchange Commission of the United States of America;

Securities Act means the United States Securities Act of 1933, as amended;

Shareholders Agreement means the shareholders agreement dated 8 June 2001 between AAHL, Indalex, Indalex Inc. and the Company;

subsidiary and subsidiaries shall be construed in accordance with sections 2(4) to 2(6) of the Companies Ordinance;

Supply Agreement means the agreement dated 29 April 2004 between Indalex Inc. and the Company relating to the supply of aluminium extrusion products;

Tax or Taxation means (a) taxes on income, profits and gains, and (b) all other taxes, levies, duties, imposts, charges and withholdings of any nature, in each case imposed, levied collected, withheld or assessed by (or on behalf) of any Governmental Authority in any jurisdiction, including any excise, customs, property, sales, transfer, franchise, turnover and payroll taxes and other benefits related tax and stamp duties, and any payment whatsoever which the relevant person may be or become bound to make to any person as a result of the discharge by that person of any tax which the relevant person has failed to discharge, together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, and regardless of whether such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the relevant person or any other person and of whether any amount in respect of them is recoverable from any other person;

Tax Authority means any taxing or other authority (wherever located) competent to impose any liability to Tax and Tax Authorities shall be construed accordingly; and

Tax Returns means any return, report, claim for refund, information return, amended return or declaration of estimated Tax or similar statement (including any schedule attached thereto and any supporting information) filed, or required to be filed, with respect to any Tax or Taxes.

1.2      In this Deed, unless the context otherwise requires:

(a) references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(b) the headings are inserted for convenience only and shall not affect the construction of this Deed;

(c) any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted;

(d) any reference in this Deed to any other agreement or document shall be deemed to include references to such agreement or document as amended from time to time; and

(e) save where a contrary intention appears, any reference in this Deed to a date or time shall be a reference to such date or time (as the case may be) in the state of New York.

DIVIDEND PAYMENTS

2.1 The Parties acknowledge and agree that (a) the Company's declaration and payment of the FY2006 Special Dividends to Indalex on the Completion Date is a condition precedent to Indalex's obligation to consummate the Completion and not, in any event, an independent undertaking of the Company; and (b) AAHL does not, in any event, undertake to Indalex to procure the Company's declaration and payment of the FY2006 Special Dividends to Indalex at any time.

2.2 Indalex acknowledges that it has on 2 May 2007 received a US$100,000 deposit from AAHL, which AAHL and Indalex acknowledge and agree shall be set-off against the FY2006 Special Dividends (if any) declared by the Company and to be paid to Indalex on the Completion Date.

PROVISION OF FINANCIAL STATEMENTS

3.1 AAHL irrevocably agrees and undertakes to use its best efforts to promptly provide to Indalex (or procure the provision of) such financial statements, reports (including accountant's reports), documents, data and information in relation to the Company Group as may from time to time be requested by Indalex or any of its holding companies for the purposes of complying in a timely manner with any SEC requirements or requirements under the Securities Act, the Exchange Act, United States state and federal laws and any other applicable securities laws (in each case to the extent applicable).

3.2 Without limiting the generality of clause 3.1, AAHL irrevocably agrees and undertakes to provide to Indalex (or procure the provision of) (i) the unaudited consolidated financial statements of the Company for the three months commencing on 1 January 2007 and ending on 31 March 2007 prepared in conformity with practices consistently applied by the Company and together with agreed upon procedures applied by the auditors of the Company, no later than 5 calendar days after the Completion Date; (ii) the unaudited consolidated financial statements of the Company for the period from 1 April 2007 up to and including the Completion Date, in each case prepared in conformity with practices consistently applied by the Company and together with agreed upon procedures applied by the auditors of the Company, no later than 40 calendar days after the Completion Date; and (iii) audited consolidated financial statements of the Company for the fiscal year ending 30 June 2007 (or, to the extent required for purposes of complying with any SEC requirement, for the portion of the fiscal year ending on the Completion Date), in such form and for such period(s) as required by the Indalex Group for filing with the SEC, prepared conformity with practices consistently applied by the Company and together with an audit report of the Company's independent auditors, within 6 months after the Completion Date.

D&O INSURANCE

4.1 AAHL shall, or shall procure that the Company shall, at all times during the period of six years commencing from the Completion Date, maintain directors and officers liability insurance coverage for the Indalex Director with respect to actions and omissions committed by the Indalex Director in his capacity as a director of the Company on or prior to the Completion Date (D&O Insurance). Such D&O Insurance shall be on terms that are no less favorable to the Indalex Director than the terms of the D&O Insurance available to the Indalex Director as at the date of this Deed.

TAX SUPPORT

5.1 Each Party agrees to provide (and cause their respective subsidiaries to provide) the other Party with such cooperation and information as the other Party may reasonably request in connection with (a) the filing of any Tax Return, (b) making of any election with respect to Taxes, (c) determination of any liability for Taxes or any right to a refund of Taxes, or (d) the participation in or conduct of any audit, investigation, claim or proceeding in respect of Taxes, in each case referable to periods during which Indalex was a beneficial owner of any Shares.

5.2 Each such Party shall make (and cause their respective subsidiaries to make) its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder.

5.3 Any information obtained under this clause 5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of the relevant Tax Returns or claims for refund or in conducting an audit or other proceeding or as otherwise required by law, rule, regulation or order.

CONTINUATION OF SUPPLY AGREEMENT

6.1 The Parties hereby confirm that the Supply Agreement, and all rights and obligations of the parties thereunder, shall continue in full force and effect after the Completion Date, save as otherwise agreed between the parties thereto.

6.2 Indalex shall procure that Indalex Inc., and AAHL shall procure that the Company, shall give effect to the provisions of clause 6.1.

COMPLETION AND ADDITIONAL AMOUNT

7.1 AAHL irrevocably agrees and undertakes to deliver to Indalex, promptly after the date of this Deed and in any event no later than 1 Business Day before the Completion Date, the following documents:

(a) certified copies of the minutes of a meeting of the board of directors of the Company approving:

         (i)  the registration of the transfers in respect of the Shares; and

         (ii) the execution of each document to which the Company is a party (where appropriate, as a deed); and

(b) two original counterparts of the Deed of Adherence duly executed by AAHL and the Company.

7.2 In consideration of Indalex agreeing to enter into the Sale and Purchase Agreement on the terms set out therein, AAHL irrevocably agrees and undertakes to pay Indalex an additional amount (the Additional Amount) computed as follows:

(a) (in the event Completion occurs) the sum of (x) US$1,250,000 and (y) US$100,000 for each day for the period from and including 26 April 2007 to and excluding the Completion Date, provided that the Completion Date occurs on or before 16 May 2007; or

(b) (in the event Completion does not occur) the sum of (x) US$1,250,000 and (y) US$100,000 for each day for the period from and including 26 April 2007 to and including the Longstop Date.

For the avoidance of doubt, the Additional Amount shall be payable by AAHL notwithstanding the termination of the Sale and Purchase Agreement for any reason, provided that Indalex shall have performed or have taken all steps within its reasonable control to perform all of its obligations under the Sale and Purchase Agreement at Completion.

7.3      The Additional Amount shall be paid by AAHL on the following dates:

(a)      in the event Completion occurs, the Completion Date; or

(b)      in the event Completion does not occur, the Longstop Date.

7.4 The Additional Amount shall be paid in Dollars, without any withholding or deduction, in immediately available funds, by electronic funds transfer to the following bank account (or such account other account as may be designated by Indalex by at least three (3) Business Days' written notice) for value on the same day:

         Bank:          Bank of America N.A.
                        5 Canada Square
                        London E14 5AQ
                        UK
         Branch code:   6008
         Account Name   Indalex Ltd.
         Account No.    55368015
         SWIFT Code     BOFAGB22
         IBAN           GB24 BOFA 1650 5055 3680 15

7.5 If the Additional Amount is not paid on the due date for payment, AAHL shall pay interest on such sum at the Interest Rate from but excluding the due date for payment to and including the date of actual payment, calculated on a daily basis.

WARRANTIES

8.1      Each of the Parties warrants to the other as follows:

(a) it has the right, power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Deed;

(b) its obligations under this Deed constitute its valid and binding obligations enforceable in accordance with their terms; and

(c) the execution and delivery of, and the performance by it of its obligations under, this Deed will not (i) result in a breach of any provision of its memorandum or articles of association or by-laws or equivalent constitutional documents, or (ii) result in a breach of, or constitute a default under, any agreement or instrument to which it is a party or by which it is bound, in each case where such breach or default would or might adversely affect its ability to perform its obligations under this Deed.

CONFIDENTIALITY

9.1      Each Party shall keep confidential:

(a)      the contents of this Deed and the transactions contemplated hereunder;
         and

(b) any information supplied by any other Party pursuant to or in connection with this Deed (collectively, the Information).

9.2      Each Party (the Disclosing Party) may disclose any Information:

(a) that is publicly available, other than as a result of a breach by the Disclosing Party of its obligations under clause 9.1 above;

(b) in confidence on a `need to know' basis to a member of its Group where the disclosure is for a purpose reasonably incidental to this Deed;

(c) in confidence to a Party's professional advisers where the disclosure is for a purpose reasonably incidental to this Deed;

(d) in confidence to a Party's financiers and lenders, or any person which has entered into, or is proposing to enter into, contractual relations with any of the Parties and/or the Purchaser in relation to the Shares (including their respective financiers and lenders);

(e) as may be necessary or appropriate to effect compliance with any law, rule, regulation or order applicable to it or its Group Members, or in response to any subpoena or other legal process; and

(f) in connection with any offer to purchase the outstanding bonds of any of its Group Members, or any other disclosure to such Group Member's bondholders, the trustee for such bonds or otherwise as required under the terms of the relevant indenture governing such bonds, provided that with respect to any delivery or disclosure made pursuant to subclauses (e) and (f), the Disclosing Party shall notify the other Parties of such delivery or disclosure in advance of the same but only if such notice may be given in compliance with all laws, rules, regulations or orders applicable to it and there is sufficient time for such notice to be provided to the other Parties before the Disclosing Party is required to make such delivery or disclosure.

ANNOUNCEMENTS

10.1 Except (a) as required by law or by any stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the Party or its Group Member making the announcement or disclosure is subject, whether or not having the force of law, or (b) in connection with any offer by a Party's Group Member to purchase its outstanding bonds, or any other disclosure to such Group Member's bondholders or the trustee for such bonds or otherwise as required under the indenture governing such bonds, no announcement or disclosure in connection with the existence or subject matter of this Deed shall be made or issued by any Party or its Group Members without the prior written approval of the other Parties (such approval not to be unreasonably withheld or delayed). For avoidance of doubt, Indalex (or its relevant Group Members) will be required to publicly file the key terms of the Sale Transaction with the SEC within 4 Business Days of the signing of the Sale and Purchase Agreement on a Current Report on Form 8-K and to file this Deed with the SEC.

10.2 Where any announcement or disclosure is made in reliance on the exception in clause 10.1, the Party making the announcement or disclosure shall use its reasonable endeavours to consult with the other Parties in advance as to the form, content and timing of the announcement or disclosure.

TERMINATION

11. This Deed (other than Clauses 1 (Definitions and Interpretation), 7.1 to 7.5 (Completion and Additional Amount), 9 (Confidentiality), 10 (Announcements), 15 (Costs), 19 (Notices) and 20 (Governing Law and Jurisdiction) (collectively, the Surviving Provisions)) shall automatically terminate upon the termination of the Sale and Purchase Agreement in accordance with its terms. In such event, no Party shall have any claim of any nature whatsoever under this Deed against the other Party (save in relation to the Surviving Provisions).

WAIVER OF RIGHT OF FIRST REFUSAL

12.      AAHL hereby acknowledges as follows:

(a) Indalex has given AAHL notice of the proposed sale of the Shares to the Purchaser and the terms of such sale in full compliance with paragraph 5 of Schedule 1 of the Shareholders Agreement;

(b) AAHL has elected not to exercise its right of first refusal as set out in paragraphs 6 and 8 of Schedule 1 of the Shareholders Agreement; and

(c) AAHL has received a copy of the Sale and Purchase Agreement and consents in all respects to the Sale Transaction contemplated therein.

ENTIRE DEED

13. This Deed and the Sale and Purchase Agreement sets out the entire agreement and understanding between the Parties with respect to the subject matter contained herein and therein. This Deed and the Sale and Purchase Agreement supersede all prior agreements, understandings or arrangements (whether oral or written) between the Parties with respect to such subject matter.

ASSIGNMENT

14. No Party shall nor shall it purport to assign, transfer, charge or otherwise deal with all or any of its rights under this Deed nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the other Party, provided that no Party shall be in breach of this clause 14 solely by reason of the crystallisation of any security interest granted by a Party prior to the date of this Deed which attaches to any of its rights under this Deed.

COSTS

15. Each Party shall pay its own Costs incurred in connection with the negotiation, preparation and implementation of this Deed.

SEVERABILITY

16. If any provision of this Deed is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Deed but without invalidating any of the remaining provisions of this Deed. The Parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

COUNTERPARTS

17. This Deed may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

WAIVERS, RIGHTS AND REMEDIES

18.1 No failure or delay by any Party in exercising any right or remedy provided by law under or pursuant to this Deed shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

18.2 The rights and remedies of the Parties under or pursuant to this Deed are cumulative, may be exercised as often as each Party considers appropriate and are in addition to its rights and remedies under general law.

NOTICES

19.1 Any notice or other communication to be given by one Party to any other Party under, or in connection with, this Deed shall be in writing and signed by or on behalf of the Party giving it. It shall be served by sending it by fax to the number set out in clause 19.2, or delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in clause 19.2 and in each case marked for the attention of the relevant Party set out in clause 19.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 19.3). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a)      in the case of delivery by hand, when delivered;

(b)      in the case of fax, at the time of transmission; or

(c) in the case of prepaid recorded delivery, special delivery or registered post, at 10am on the third Business Day following the date of posting,

provided that in each case where delivery by hand or by fax occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this clause are to local time in the country of the addressee.

19.2     The addresses and fax numbers of the Parties for the purpose of clause
19.1 are as follows:

Asia Aluminum Holdings Limited

Address:                12th Floor, Railway Plaza, 39 Chatham Road South,
                        Tsimshatsui, Kowloon,
                        Hong Kong

Fax:                    +852-2398-1808

For the attention of:   Company Secretary


Indalex UK Limited

Address:                75 Tri-State International, Suite 450,
                        Lincolnshire, IL  60069

Fax:                    +1 847-295-3851

For the attention of:   Mike Alger, CFO

With copy to:

Sun Capital Partners

Address:                5200 Town Center Circle, Suite 470,
                        Boca Raton, FL 33486

Fax:                    +1 561-394-0540

For the attention of:   Deryl Couch, General Counsel


Tim Stubbs

Address:                75 Tri-State International, Suite 450,
                        Lincolnshire, IL  60069

Fax:                    +1 847-295-3851


19.3 A Party may notify any other Party to this Deed of a change to its name, relevant addressee, address or fax number for the purposes of this clause 19, provided that, such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

19.4 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a pre-paid recorded delivery, special delivery or registered post letter, or that the facsimile transmission was made after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

GOVERNING LAW AND JURISDICTION

20.1 This Deed and the relationship between the Parties shall be governed by, and interpreted in accordance with, the laws of Hong Kong.

20.2 Each of the Parties agrees that the courts of Hong Kong are to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Deed or otherwise arising in connection with this Deed, and for such purposes irrevocably submits to the exclusive jurisdiction of the courts of Hong Kong.

20.3 The Parties irrevocably waive any objections to the jurisdiction of any court referred to in this clause.

20.4 The Parties irrevocably agree that a judgment or order of any court referred to in this clause in connection with this Deed is conclusive and binding on them and may be enforced against it in the courts of any other jurisdiction.

20.5 The Parties shall for a period of three (3) years commencing from the date of this Deed maintain an agent for service of process and any other documents in proceedings in Hong Kong or any other proceedings in connection with this Deed. Such agent shall be either a firm of Hong Kong practising solicitors or a Hong Kong incorporated company. The initial process agent of Indalex and the Indalex Director is The Law Debenture Corporation (H.K.) Limited of Room 3105, Alexandra House, 18 Chater Road, Central, Hong Kong, and any writ, judgment or other notice of legal process shall be sufficiently served on any of them if delivered to its or his process agent at its address for the time being.

20.6 Each of the Parties agrees that if its process agent ceases to have an address in Hong Kong or ceases to act as its process agent, it shall by no later than such cessation appoint a successor process agent and will deliver to the other Parties within fourteen (14) days of such appointment a copy of a written confirmation by the successor process agent of its acceptance of appointment. Until such time as service on the other Parties of a written confirmation of acceptance of appointment of a successor process agent shall have been completed, service on the process agent last known to the other Parties at such agent's last known address shall be deemed sufficient service on such Party.

20.7 AAHL shall for a period of 3 years commencing from the date of this Deed maintain a place of business in Hong Kong. In the event AAHL's place of business shall at any time during such period cease to be at the address set out in clause 19.2 (or at such other address in Hong Kong as may be notified by AAHL to the other Parties from time to time), AAHL shall forthwith give written notice to the other Parties of its new place of business in Hong Kong or nominate an agent in Hong Kong for service of process for the remainder of such 3 year period. Until such notice is received by the other Party, service on AAHL at the address set out in clause 19.2 or at AAHL's last known address in Hong Kong shall be deemed sufficient service on AAHL.

AS WITNESS this Deed has been signed on behalf of the Parties the day and year first before written.

        EXECUTED as a DEED                      )       /s/ Timothy R. J. Stubbs
        and DELIVERED by INDALEX UK             )       /s/ Michael E. Alger
        LIMITED acting by two Directors/        )
        a Director and Secretary                )


        EXECUTED as a DEED                      )       /s/ Timothy R. J. Stubbs
        and DELIVERED by TIM STUBBS             )
        acting as an individual                 )


witnessed by:

/s/ Michael E. Alger


        SIGNED, SEALED and DELIVERED            )
        as a Deed under the COMMON SEAL of      )       /s/ Anita Yee
        ASIA ALUMINUM HOLDINGS                  )
        LIMITED                                 )
        and signed by two Directors /           )
        a Director and Secretary


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